                                                                      Exhibit 11

                ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                          SEPTEMBER 30,          SEPTEMBER 30,
                                                                       --------------------  ---------------------
                                                                         2000       1999        2000       1999
                                                                       ---------  ---------  ----------  ---------
                                                                           (UNAUDITED)            (UNAUDITED)

Net Income...........................................................  $  48,037  $  34,549  $  138,260  $ 103,798
                                                                       =========  =========  ==========  =========
Weighted Average Number Of Shares Outstanding:
  Basic:
    Weighted average shares..........................................    178,052    180,298     177,878    181,410
                                                                       =========  =========  ==========  =========
  Diluted:
    Weighted average shares..........................................    178,052    180,298     177,878    181,410
    Common stock equivalents--Stock options .........................      9,350      3,432       8,415      4,122
                                                                       ---------  ---------  ----------  ---------
    Diluted shares outstanding.......................................    187,402    183,730     186,293    185,532
                                                                       =========  =========  ==========  =========
Net Income Per Share:
  Basic..............................................................  $     .27  $     .19  $      .78  $     .57
  Diluted............................................................  $     .26  $     .19  $      .74  $     .56

------------------------

         All shares and per share amounts have been restated to retroactively reflect the two-for-one split effected in the form of a stock dividend in June 2000.